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                                                                 Exhibit 3(a)(i)

                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                        PRINCIPAL UNDERWRITING AGREEMENT
                          BETWEEN LNY/LFA ("Agreement")



1. Schedule A to the Agreement is hereby replaced in its entirety with the following:

                                   SCHEDULE A
                                   ----------
                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                   ------------------------------------------
                                SEPARATE ACCOUNTS
                                -----------------

     Lincoln Life & Annuity Variable Annuity Account L
     (Group Variable Annuity I, II, & III)
     Established 7/24/96
     Combined 5/1/00

     Lincoln Life & Annuity Flexible Premium Variable Life Account M Established 11/24/97

     Lincoln New York Account N for Variable Annuities
     (formerly LLANY Separate Account N for Variable Annuities)
     Established 3/11/99

     LLANY Account Q for Variable Annuities
     Established 1/29/98

     LLANY Separate Account R for Flexible Premium Variable Life Insurance Established 1/29/98

     LLANY Separate Account S for Flexible Premium Variable Life Insurance Established 3/11/99

     Lincoln New York Separate Account T for Variable Annuities
     Established 6/21/00

2.   This Amendment #1 is effective as of February 1, 2002.


                                    LINCOLN LIFE & ANNUITY COMPANY
                                    OF NEW YORK

                                    By:
                                       -----------------------------------


                                    LINCOLN FINANCIAL ADVISORS CORPORATION

                                    By:
                                       ------------------------------------